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                                                                    EXHIBIT 10.2

                                    RPM, INC.

                          2002 PERFORMANCE ACCELERATED

                              RESTRICTED STOCK PLAN

                                                    Effective Date: June 1, 2002

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                                TABLE OF CONTENTS

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
ARTICLE I - NAME AND PURPOSE............................................................................        1

1.1.     NAME...........................................................................................        1

1.2      PURPOSE........................................................................................        1

ARTICLE II - DEFINITIONS................................................................................        1

2.1      BENEFICIARY....................................................................................        1

2.2      BOARD OF DIRECTORS.............................................................................        1

2.3      CODE...........................................................................................        1

2.4      COMMITTEE......................................................................................        1

2.5      COMMON SHARES..................................................................................        2

2.6      COMPANY........................................................................................        2

2.7      CONTINUOUS EMPLOYMENT..........................................................................        2

2.8      DEFERRED COMPENSATION PLAN.....................................................................        2

2.11     ELIGIBLE EMPLOYEE..............................................................................        2

2.12     FAIR MARKET VALUE..............................................................................        2

2.13     GRANT..........................................................................................        3

2.14     GRANTEE........................................................................................        3

2.15     PARENT.........................................................................................        3

2.16     PLAN...........................................................................................        3

2.17     PLAN YEAR......................................................................................        3

2.18     RESTRICTED STOCK...............................................................................        3

2.19     RESTRICTED STOCK AGREEMENT.....................................................................        4

2.20     RULE 16b-3.....................................................................................        4

2.21     SHAREHOLDERS...................................................................................        4

2.22     STOCK POWER....................................................................................        4

2.23     SUBSIDIARY.....................................................................................        4

                                      (ii)

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2.24     TERMINATION OF EMPLOYMENT......................................................................        4

ARTICLE III - ADMINISTRATION............................................................................        5

3.1      PLAN ADMINISTRATION............................................................................        5

3.2      POWERS AND DUTIES OF THE COMMITTEE.............................................................        5

3.3      GOVERNANCE OF THE COMMITTEE....................................................................        6

3.4      LIMITATION OF LIABILITY........................................................................        6

3.5      ADMINISTRATIVE PLAN YEARS......................................................................        6

ARTICLE IV - ELIGIBILITY AND PARTICIPATION..............................................................        6

4.1      ELIGIBLE EMPLOYEES.............................................................................        6

4.2      PROHIBITION ON PARTICIPATION...................................................................        6

4.3      ENTRY DATE.....................................................................................        6

ARTICLE V - STOCK AVAILABLE FOR GRANTS..................................................................        7

5.1      AVAILABLE SHARES...............................................................................        7

5.2      SOURCE OF SHARES...............................................................................        7

ARTICLE VI - RESTRICTED STOCK AGREEMENTS................................................................        7

6.1      GRANTING OF RESTRICTED STOCK...................................................................        8

6.2      RESTRICTED STOCK AGREEMENTS....................................................................        8

6.3      STOCK POWER....................................................................................        8

6.4      RIGHTS OF GRANTEES.............................................................................        8

ARTICLE VII - STOCK RESTRICTIONS........................................................................        9

7.1      TRANSFER RESTRICTIONS..........................................................................        9

7.2      OTHER RESTRICTIONS.............................................................................        9

ARTICLE VIII - LAPSE OF RESTRICTIONS....................................................................       10

8.1      LAPSE OF RESTRICTIONS AFTER TEN YEARS OF CONTINUOUS EMPLOYMENT.................................       10

8.2      PERFORMANCE ACCELERATED LAPSE OF RESTRICTIONS..................................................       10

                                      (iii)

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
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8.3      DETERMINATION OF ACHIEVEMENT OF PERFORMANCE GOALS..............................................       10

8.4      DELIVERY OF RESTRICTED STOCK UPON LAPSE OF RESTRICTIONS........................................       11

ARTICLE IX - TERMINATION OF EMPLOYMENT..................................................................       11

9.1      TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN CHANGE OF CONTROL, DEATH OR DISABILITY........       11

9.2      TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY...........................................       11

9.3      TERMINATION OF EMPLOYMENT DUE TO CHANGE IN CONTROL.............................................       11

9.4      DEFINITION OF "CHANGE IN CONTROL"..............................................................       12

9.5      DELIVERY OF RESTRICTED STOCK...................................................................       14

ARTICLE X - ESCROW AGREEMENT AND LEGENDS................................................................       14

10.1     ESCROW AGREEMENTS..............................................................................       14

10.2     LEGENDS........................................................................................       14

ARTICLE XI - BENEFICIARY DESIGNATION....................................................................       15

11.1     PROCEDURES FOR BENEFICIARY DESIGNATION.........................................................       15

11.2     DEFAULT BENEFICIARIES..........................................................................       15

ARTICLE XII - AMENDMENTS................................................................................       15

12.1     PLAN MAY BE AMENDED............................................................................       15

12.2     LIMITATIONS ON PLAN AMENDMENT..................................................................       15

ARTICLE XIII - EFFECTIVE DATE AND TERMINATION...........................................................       16

13.1     EFFECTIVE DATE.................................................................................       16

13.2     PLAN MAY BE TERMINATED.........................................................................       16

13.3     TERMINATION....................................................................................       16

ARTICLE XIV - COORDINATION WITH DEFERRED COMPENSATION PLAN..............................................       16

14.1.    CREDIT TO DEFERRED COMPENSATION PLAN DETERMINED BY COMMITTEE...................................       16

14.2.    CREDIT TO DEFERRED COMPENSATION PLAN DETERMINED BY GRANTEE.....................................       17

14.3     VESTING OF CANCELED OR SURRENDERED RESTRICTED STOCK............................................       18

                                      (iv)

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ARTICLE XV - MISCELLANEOUS..............................................................................       18

15.1     CONSENTS.......................................................................................       18

15.2     RIGHT OF DISCHARGE RESERVED....................................................................       19

15.3     NATURE OF GRANTS...............................................................................       19

15.4     NON-UNIFORM DETERMINATIONS AND RESTRICTED STOCK AGREEMENTS.....................................       19

15.5     OTHER PAYMENTS OR AWARDS.......................................................................       19

15.6     SECTION HEADINGS...............................................................................       20

15.7     NUMBER.........................................................................................       20

15.8     GENDER.........................................................................................       20

15.9     WITHHOLDING....................................................................................       20

15.10    WAIVER.........................................................................................       20

15.11    GOVERNING LAW..................................................................................       20

                                       (v)

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                                    ARTICLE I

                                NAME AND PURPOSE

                  1.1 Name. The name of this Plan shall be: RPM, Inc. 2002 Performance Accelerated Restricted Stock Plan.

                  1.2 Purpose. The Plan will be maintained to provide certain key executive employees with (i) an incentive to remain in the service of RPM, Inc., Parent and their Subsidiaries, (ii) an incentive to exert their best efforts on behalf of RPM, Inc., Parent and their Subsidiaries and to maintain and enhance the long-term performance and profitability of RPM, Inc., Parent and their Subsidiaries and (iii) an opportunity to acquire a proprietary interest in the success of RPM, Inc., Parent and their Subsidiaries.

                                   ARTICLE II

                                   DEFINITIONS

                  2.1 Beneficiary. The word "Beneficiary" shall mean the person, persons, entity or entities so designated, or deemed to be designated, by a Grantee pursuant to Article XI.

                  2.2 Board of Directors. The words "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

                  2.3 Code. The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and any lawful regulations or pronouncements thereunder. Whenever reference is made to a specific Code Section, such reference shall be deemed to be a reference to any successor Code Sections with the same or similar purpose.

                  2.4 Committee. The word "Committee" shall mean the Compensation Committee of the Board of Directors, as constituted from time to time, which shall:

                  (a) consist of at least three Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3; and

                  (b) be authorized by the Board to exercise all authority granted to it under this Plan and any Board actions.

                  2.5 Common Shares. The words "Common Shares" shall mean common shares of RPM, Inc., without par value. Once applicable, the words "Common Shares" shall mean common stock of the Parent, with par value of one cent ($.01) per share.

                  2.6 Company. The word "Company" shall mean RPM, Inc., an Ohio corporation, or any corporation or other entity which assumes the obligations of RPM, Inc. by operation of law or otherwise under the Plan. Once applicable, the word "Company" shall mean Parent or any other corporation or entity which assumes the obligations of Parent by operation of law or otherwise under the Plan.

                  2.7 Continuous Employment. The words "Continuous Employment" shall mean employment for an uninterrupted period during which a Grantee is an employee of the Company and/or any Subsidiary, and shall include any authorized leaves of absence.

                  2.8 Deferred Compensation Plan. The words "Deferred Compensation Plan" shall mean the RPM, Inc. Deferred Compensation Plan, any similar deferred compensation plan of Parent, or their successors.

                  2.9 Eligible Employee. The words "Eligible Employee" shall mean an officer of the Company or a Subsidiary entitled to participate in the Plan pursuant to Section 4.1.

                  2.10 Fair Market Value. The words "Fair Market Value" shall mean the fair market value of a Common Share or share of Restricted Stock (for purposes of this Section, "Share"), as the context may require, as of the date it is determined, and shall be deemed to be the closing price of such Share on such date on the Nasdaq or New York Stock Exchange; or if the Share is not listed on the Nasdaq or New York Stock Exchange as of such date, the closing price of

                                       (2)
the Share on such date on such national securities exchange or transaction reporting system on which the Share is then listed or quoted; or if the Share is not then so listed or quoted, the fair market value of the Share on such date as determined in good faith by the Board of Directors.

                  2.11 Grant. The word "Grant" shall mean a grant of Restricted Stock subject to the terms and conditions of this Plan and any related Restricted Stock Agreement.

                  2.12 Grantee. The word "Grantee" shall mean an Eligible Employee to whom a Grant has been made in accordance with Article VI of this Plan.

                  2.13 Parent. The word "Parent" means any publicly-held corporation, limited liability company or partnership that (a) is formed for the sole purpose of acquiring, directly or indirectly (whether by distribution or otherwise), substantially all of the outstanding voting stock of all classes of RPM, Inc., (b) is owned immediately after the acquisition described in clause
(a) of this definition by the same shareholders as were shareholders of RPM, Inc. immediately prior to the acquisition described in clause (a) of this definition, and (c) hereafter owns, directly or indirectly, all of the outstanding voting stock of all classes of RPM, Inc.

                  2.14 Plan. The word "Plan" shall mean the RPM, Inc. 2002 Performance Accelerated Restricted Stock Plan, as originally executed and as it may be amended.

                  2.15 Plan Year. The words "Plan Year" shall mean the Company's annual accounting period, which is presently the twelve (12) month period ending on May 31.

                  2.16 Restricted Stock. The words "Restricted Stock" shall mean Common Shares which have been granted to a Grantee in accordance with, and subject to, the terms and conditions of this Plan.

                                       (3)

                  2.17 Restricted Stock Agreement. The words "Restricted Stock Agreement" shall mean a written agreement executed by the Company and a Grantee containing the terms and conditions of the granting of Restricted Stock to such Grantee under this Plan.

                  2.18 Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor to such rule with the same or similar purpose.

                  2.19 Shareholders. The word "Shareholders" shall mean the individuals or entities that own one or more Common Shares.

                  2.20 Stock Power. The words "Stock Power" shall mean a power of attorney executed by an Eligible Employee and delivered to the Company which authorizes the Company to transfer ownership of such Restricted Stock from the Grantee to the Company in the event of forfeiture.

                  2.21 Subsidiary. The word "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, stock possessing at least eighty percent (80%) or more of the total combined voting power of all classes of stock entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock of such corporation as determined pursuant to Section 1563(a)(1) of the Code, but only during the period any such corporation would be so defined.

                  2.22 Termination of Employment. The words "Termination of Employment" shall mean the severance of an individual's employment relationship with the Company or a Subsidiary for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death or disability.

                                       (4)

                                   ARTICLE III

                                 ADMINISTRATION

                  3.1 Plan Administration. Unless otherwise specified by the Board, this Plan shall be administered by the Committee. The Board may, in its sole discretion, at any time and from time to time, by an official action, resolve to administer the Plan effective as of a date specified in such action. In the event that the Board exercises its discretion to administer the Plan, all references to the "Committee" herein shall be deemed to be references to the "Board."

                  3.2 Powers and Duties of the Committee. The Committee shall have the sole and exclusive authority to: (i) exercise all powers granted to it under the Plan and any Board actions; (ii) construe, interpret, and implement the Plan and any Restricted Stock Agreements executed pursuant to
Article VI; (iii) cause the Company to enter into Restricted Stock Agreements with Eligible Employees (including, but not limited to, the authority to determine the number of shares of Restricted Stock awarded to each Eligible Employee, the price or prices at which shares shall be awarded to each Eligible Employee, the time or times when such shares may be awarded and to prescribe the form of such Restricted Stock Agreements and the legend, if any, to be affixed to the certificates representing such shares issued under this Plan); (iv) prescribe, amend and rescind rules and interpretations relating to the Plan; (v) make all determinations necessary or advisable in administering the Plan; (vi) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vii) designate one or more persons or agents to carry out any or all of its administrative duties hereunder (provided that none of the duties required to be performed by the Committee under Rule 16b-3 or Article VI of the Plan may be delegated to any other person).

                                       (5)

                  3.3 Governance of the Committee. All actions of the Committee shall require the affirmative vote of a majority of its members present at a meeting at which a quorum is present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company's governing documents). The determination of the Committee on all matters relating to the Plan or any Restricted Stock Agreement shall be conclusive.

                  3.4 Limitation of Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock Agreement.

                  3.5 Administrative Plan Years. The Plan shall be administered and operated on the basis of the Plan Year. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years, adjustments to the dates that shares of Restricted Stock are awarded or that restrictions lapse hereunder or any other adjustments that may be appropriate to reflect the change in the Plan Year.

                                   ARTICLE IV

                          ELIGIBILITY AND PARTICIPATION

                  4.1 Eligible Employees. The Committee shall determine, from time to time and in its sole and exclusive discretion, which officers of the Company or its Subsidiaries shall be Eligible Employees hereunder.

                  4.2 Prohibition on Participation. Non-employee members of the Board of Directors and members of the Committee shall not be eligible to participate in the Plan.

                  4.3 Entry Date. An Eligible Employee designated pursuant to Section 4.1 shall be deemed to be a "Grantee" upon execution of a Restricted Stock Agreement between

                                       (6)
such Eligible Employee and the Company in accordance with Article VI. An Eligible Employee shall remain a "Grantee" until such time as he no longer has any Restricted Stock subject to the terms of this Plan or any Restricted Stock Agreement, including, but not limited to, the terms of Articles VIII or IX which result in either the lapse of restrictions on Restricted Stock or the forfeiture of Restricted Stock.

                                    ARTICLE V

                           STOCK AVAILABLE FOR GRANTS

                  5.1 Available Shares. The total number of Common Shares with respect to which Grants may be made under this Plan shall be equal to one million (1,000,000). In the event that the number or kind of outstanding Common Shares of the Company shall be changed by reason of recapitalization, reorganization, redesignation, merger, consolidation, stock split, stock dividend, combination or exchange of shares, exchange for other securities, or the like, the number and kind of Common Shares which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change. In accordance with (and without limitation upon) the foregoing, Common Shares available under this Plan and covered by Grants which expire, terminate, are forfeited or are canceled for any reason whatsoever shall again become available for Grants under this Plan.

                  5.2 Source of Shares. The Restricted Stock which may be granted under this Plan shall be made available from authorized and unissued or treasury Common Shares of the Company.

                                   ARTICLE VI

                           RESTRICTED STOCK AGREEMENTS

                                       (7)

                  6.1 Granting of Restricted Stock. The Committee is authorized to make Grants of Restricted Stock to Eligible Employees in such amounts, and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms of this Plan.

                  6.2 Restricted Stock Agreements. The granting of Restricted Stock to an Eligible Employee under this Plan shall be contingent on such Eligible Employee executing a Restricted Stock Agreement in the form prescribed by the Committee. Each Restricted Stock Agreement shall: (i) indicate the number of shares of Restricted Stock which will be granted to the Eligible Employee; (ii) include provisions reflecting the transfer restrictions imposed upon Restricted Stock under this Plan and the provisions for lapse of those restrictions under this Plan; and (iii) include any other terms, conditions or restrictions the Committee deems necessary or appropriate. The Committee may solicit the recommendation of the Company's Chief Executive Officer in determining the number of shares of Restricted Stock which shall be allocated to an Eligible Employee.

                  6.3 Stock Power. The Committee shall require Eligible Employees to execute and deliver to the Company a Stock Power in blank with respect to Restricted Stock granted to such Eligible Employees. The Committee may, in its sole discretion, deposit Restricted Stock certificates with an escrow agent in accordance with Article X. Alternatively, the Company may retain possession of the Restricted Stock certificates.

                  6.4 Rights of Grantees. Subject to the terms, conditions and restrictions specified under this Plan and applicable Restricted Stock Agreements, the Restricted Stock granted under this Plan shall be considered as issued and outstanding and fully paid and non-assessable for all purposes. Notwithstanding retention of Restricted Stock certificates by the

                                       (8)

Company or an escrow agent, Grantees shall have all rights with respect to their Restricted Stock (subject to the terms, conditions and restrictions specified under this Plan and any applicable Restricted Stock Agreement) including:

                  (a) Title. Subject to the Grantee's execution of a Stock Power, any Restricted Stock granted under this Plan shall be held by the Company or in escrow under the Grantee's name.

                  (b) Voting Rights. Subject to the Grantee's execution of a Stock Power, a Grantee shall be entitled to vote any Restricted Stock granted to him under this Plan.

                  (c) Dividends. As of the date any dividend is paid on any Restricted Shares under this Plan, the Grantee having title to such Restricted Stock shall be credited with a dividend equivalent credit under the Deferred Compensation Plan in such manner, and in such amount, as is provided in the Deferred Compensation Plan for dividends paid on Restricted Shares thereunder.

                                   ARTICLE VII

                               STOCK RESTRICTIONS

                  7.1 Transfer Restrictions. Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or a "disposition") until the earliest of: (i) a Change in Control (as described in Sections 9.3 & 9.4); (ii) a Grantee experiencing a Termination of Employment due to death or total disability (as described in Section 9.2); (iii) the restrictions on such Restricted Stock lapse in accordance with Article VIII; or
(iv) termination of the Plan.

                  7.2 Other Restrictions. The Committee may impose restrictions on Restricted Stock in addition to, or different from, those described in this Plan, as it deems necessary or appropriate. Grants are not required to be made with the same terms, conditions or restrictions. Grants may vary from time to time and from Grantee to Grantee.

                                       (9)

                                  ARTICLE VIII

                              LAPSE OF RESTRICTIONS

                  8.1 Lapse of Restrictions After Ten Years of Continuous Employment. If a Grantee remains in Continuous Employment from June 1, 2002 until May 31, 2012, subject to all of the other provisions of this Plan, all restrictions imposed upon Restricted Stock awarded to him pursuant to this Plan shall lapse and be of no further force and effect. In the event of Termination of Employment prior to May 31, 2012, the status of the restrictions imposed upon such Grantee's Restricted Stock upon Termination of Employment shall be governed by Article IX.

                  8.2 Performance Accelerated Lapse of Restrictions. All restrictions on the Restricted Stock granted pursuant to this Plan, whether contained in this Plan or a Restricted Stock Agreement, shall lapse upon attainment of all Performance Goals during any Plan Year beginning prior to June 1, 2011, as determined in accordance with Section 8.3. The term "Performance Goals" shall mean such financial or other goals as determined by the Committee and set forth in a Restricted Stock Agreement.

                  8.3 Determination of Achievement of Performance Goals. Notwithstanding anything contained in this Plan to the contrary, the Committee shall have sole and exclusive authority to determine whether Performance Goals have been satisfied. The Committee may, in its sole and exclusive discretion, adjust any criteria or measure used to determine satisfaction of Performance Goals for any Plan Year, solely for purposes of this Plan, to account for the effect of acquisitions, divestitures, substantial asset sales, the payment of debt, the classification of normal operating expenses as "unusual charges" for accounting purposes, the use of non-standard accounting methodologies, changes in accounting principles, or other extraordinary or

                                      (10)
non-recurring events. In making any such adjustment, the Committee may rely upon the opinion of outside service providers to the extent it deems necessary or appropriate.

                  8.4 Delivery of Restricted Stock Upon Lapse of Restrictions. As promptly as practicable following a determination by the Committee that Performance Goals have been satisfied, the Committee shall cause certificates for all Restricted Stock, which certificates have been in the physical custody of the Company or an escrow agent, to be issued to the appropriate Grantees, with any legend making reference to the various restrictions imposed hereunder removed.

                                   ARTICLE IX

                            TERMINATION OF EMPLOYMENT

                  9.1 Termination of Employment for Reasons Other Than Change of Control, Death or Disability. Except as otherwise provided in Sections
9.2 through 9.4, in the event a Grantee experiences a Termination of Employment, any Restricted Stock granted hereunder which is not unrestricted upon Termination of Employment shall be forfeited and returned to the Company pursuant to a Stock Power.

                  9.2 Termination of Employment Due to Death or Disability. Notwithstanding Section 9.1 to the contrary, in the event a Grantee experiences a Termination of Employment by reason of death or total disability (as defined under the Company's group long-term disability plan), any Restricted Stock granted hereunder shall be deemed to be unrestricted, meaning that all restrictions imposed on such Restricted Stock shall lapse and be of no further force and effect. The Committee has the authority to determine whether a Grantee is totally disabled.

                  9.3 Termination of Employment Due to Change in Control. Notwithstanding Section 9.1 to the contrary, in the event of a Change in Control as described in Sections 9.3 and

                                      (11)

9.4, any Restricted Stock granted hereunder shall be deemed to be unrestricted, meaning that all restrictions imposed on such Restricted Stock shall lapse and be of no further force and effect. The Committee has the authority to determine whether a Change in Control has occurred.

                  9.4 Definition of "Change in Control" A "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity (other than Parent or any Subsidiary of Parent), and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of Directors (the "Voting Stock") immediately prior to such transaction;

                  (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity (other than Parent or any Subsidiary of Parent), and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                  (c) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act but excluding Parent and any Subsidiary of Parent) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors (the "Voting Power");

                  (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction (excluding any change in control in favor of Parent or any Subsidiary of Parent);

                                      (12)

                  (e) During any period of two consecutive years, individuals, who at the beginning of any such period, constitute the Directors cease for any reason to constitute at least a majority thereof, unless the nomination for election by the Company's Shareholders of each new Director was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the beginning of any such period; or

                  (f) Such event as the Board of Directors, in the good faith exercise of its discretion, shall determine to be a "Change in Control."

Notwithstanding the foregoing provisions of paragraphs (c) and (d) of this definition, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company, (B) a Subsidiary of the Company, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, (ii) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Company's Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or (iii) solely because of a change in control of any Subsidiary of the Company.

                                      (13)

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                  9.5      Delivery of Restricted Stock. As promptly as
practicable following the occurrence of any of the events described in Sections
9.2 through 9.4, the Committee shall cause certificates for all Restricted Stock which has become unrestricted as a result of such events, which certificates have been in the physical custody of the Company or an escrow agent, to be issued to the appropriate Grantees, with any legend making reference to the various restrictions imposed hereunder removed. In the event of a Grantee's Termination of Employment by reason of death, certificates shall be delivered to the Grantee's Beneficiary, determined in accordance with Article XI.

                                    ARTICLE X

                          ESCROW AGREEMENT AND LEGENDS

                  10.1 Escrow Agreements. In order to enforce the restrictions imposed upon Restricted Stock issued hereunder, the Committee may require any Grantee to enter into an escrow agreement providing that the certificates representing Restricted Stock issued pursuant to this Plan shall remain in the physical custody of an escrow agent until any or all of the restrictions imposed upon such Restricted Stock pursuant to this Plan have terminated. The Committee may impose such additional restrictions on any Restricted Stock awarded pursuant to the Plan as it may deem necessary or appropriate including, without limitation, restrictions under the Securities Act of 1933, as amended, or other securities the requirements of Nasdaq, the New York Stock Exchange or any other stock exchange or transaction reporting system upon which such Restricted Stock is then listed or quoted and any state blue sky laws applicable to such Restricted Stock.

                  10.2 Legends. The Committee may cause a legend or legends to be placed on any certificates representing Restricted Stock issued pursuant to this Plan, which legend or

                                      (14)
legends shall make appropriate reference to the various restrictions imposed hereunder and any other limitations or restrictions deemed necessary or advisable by the Committee.

                                   ARTICLE XI

                             BENEFICIARY DESIGNATION

                  11.1 Procedures for Beneficiary Designation. A Grantee may designate a Beneficiary or Beneficiaries to receive Restricted Stock that becomes payable on account of the Grantee's death, in such manner as the Committee may require.

                  11.2 Default Beneficiaries. If a Grantee has not designated a Beneficiary or Beneficiaries in accordance with Section 11.1, any shares of Restricted Stock that become unrestricted on account of the death of the Grantee shall be distributed to the person or persons in the first of the following classes in which there are any survivors of such Grantee, which person or persons shall be deemed to have been designated a Beneficiary or Beneficiaries by the Grantee:

                  (a)      his spouse at the time of death;

                  (b)      his issue per stirpes;

                  (c)      his parents; and

                  (d)      the executor or administrator of his estate.

                                   ARTICLE XII

                                   AMENDMENTS

                  12.1 Plan May Be Amended. Subject to Section 12.2, this Plan may be amended at any time by the Board of Directors.

                  12.2 Limitations on Plan Amendment. If this Plan shall have been approved by the Shareholders of the Company, no amendment shall increase the maximum number of Common Shares that may be issued pursuant to this Plan, except pursuant to Section 5.1, without

                                      (15)

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the further approval of such Shareholders. No amendment to this Plan shall materially modify or impair the rights of Eligible Employees who have been granted Restricted Stock, or who have the right to a grant of Restricted Stock hereunder prior to any such amendment without such Eligible Employees' prior written consent.

                                  ARTICLE XIII

                         EFFECTIVE DATE AND TERMINATION

                  13.1 Effective Date. This Plan became effective upon its adoption by the Board of Directors for the Plan Year beginning June 1, 2002.

                  13.2 Plan May Be Terminated. This Plan may be terminated at any time by the Board of Directors.

                  13.3 Termination. This Plan shall terminate on the earliest of:

                  (a)      May 31, 2012;

                  (b) such other date indicated in a resolution of the Board of Directors; or

                  (c) anytime within twelve (12) months of the date of the Plan's adoption by the Board of Directors, if the Plan does not receive the approval of a majority of the outstanding Common Shares present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company's governing documents) and entitled to vote at a meeting of Shareholders of the Company.

In the event the Plan is terminated pursuant to Section 13.2(c), all Grants of Restricted Stock under the Plan shall be revoked and the Company and its Subsidiaries shall not be liable for any such Grants under this Plan, notwithstanding any other provision in the Plan to the contrary.

                                   ARTICLE XIV

                  COORDINATION WITH DEFERRED COMPENSATION PLAN

                  14.1 Credit to Deferred Compensation Plan Determined by Committee. In the event that an Eligible Employee receives a Grant of Restricted Stock, has not made an election

                                      (16)
under Section 83(b) of the Code and will be in receipt of an amount of compensation in excess of the amount that may be deducted under Section 162(m) of the Code upon lapse of the restrictions, the Committee shall have the right and authority to cancel such number of shares of Restricted Stock as is necessary so that the compensation amount attributable to the remaining Restricted Stock that will become unrestricted on or before the next immediate May 31 will be deductible by the Company after taking into account Section 162(m) of the Code, and the Eligible Employee shall automatically have the same number of shares of Restricted Stock credited to his Restricted Stock Account under the Deferred Compensation Plan. The Committee may determine to make such a cancellation at any time, but not later than ten (10) days prior to the date the restrictions for such Restricted Stock lapse. The Eligible Employee shall be notified in writing of any such cancellation and shall be subject to such further requirements as determined by the Committee in its sole discretion.

                  14.2 Credit to Deferred Compensation Plan Determined by Grantee. In the event that an Eligible Employee receives a Grant of Restricted Stock, has not made an election under Section 83(b) of the Code and will be in receipt of an amount of compensation upon lapse of such restrictions, the Grantee may elect to surrender, as of a date specified in his election, any of the Restricted Stock awarded under this Plan and the Grantee shall automatically have the same number of shares of Restricted Stock credited to his Restricted Stock Account under the Deferred Compensation Plan. For an election to be valid, it must be made in accordance with the terms and conditions imposed by the Committee and the requirements of the Deferred Compensation Plan. The surrender election with respect to the Restricted Stock must be delivered to and accepted by the Committee at least six (6) months prior to the date all restrictions with respect to the Restricted Stock lapse.

                                      (17)

                  14.3 Vesting of Canceled or Surrendered Restricted Stock. An employee shall be vested in shares of Restricted Stock or amounts credited to his Account Balance under the Deferred Compensation Plan as a result of cancellation or surrender of Restricted Stock under this Plan when restrictions on the cancelled or surrendered Restricted Stock would have lapsed under this Plan.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  15.1 Consents. If the Committee shall at any time determine that any Consent (as defined below) is necessary or desirable as a condition to, or in connection with, any Grant under the Plan, the issuance of Common Shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee, or the Committee may require that such Plan Action be taken only in such manner as to make such Consent unnecessary.

                  The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the acquisition or disposition of Common Shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals by any governmental or other regulatory bodies.

                                      (18)

                  15.2 Right of Discharge Reserved. Nothing in the Plan or in any Restricted Stock Agreement shall be construed to confer upon any Eligible Employee the right to continue in the employment or service of the Company or any Subsidiary, or to be employed or serve in any particular position therewith, or affect any right which the Company or any Subsidiary may have to terminate the employment or service of such Eligible Employee.

                  15.3     Nature of Grants.

                  (a) Any and all Grants and issuances of Restricted Stock hereunder shall be in consideration of services performed for the Company or for a Subsidiary by the Grantee.

                  (b) All Grants hereunder shall constitute a special incentive to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any Subsidiary or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

                  15.4 Non-Uniform Determinations and Restricted Stock Agreements. The Company's, Board's or Committee's determinations under the Plan need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Grants under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Company, Board and Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Restricted Stock Agreements as to (i) the persons to receive Grants under the Plan, and (ii) the terms, conditions and restrictions of Grants under the Plan.

                  15.5 Other Payments or Awards. Nothing contained in the Plan shall be deemed to in any way limit or restrict the Company, any Subsidiary, the Board or the Committee

                                      (19)
from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  15.6 Section Headings. The section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said sections.

                  15.7 Number. The singular herein shall include the plural, or vice versa, wherever the context so requires.

                  15.8 Gender. A pronoun in the masculine, feminine, or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine or neuter gender.

                  15.9 Withholding. The Company may withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirement.

                  15.10 Waiver. No waiver of any term or provision of this Plan by the Company, any Subsidiary, Board or Committee will constitute a waiver of the same term or provision in any subsequent case.

                  15.11 Governing Law. This Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without reference to principles of conflict of laws.


                                      (20)